Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Berry Plastics Announces Proposed Offering of

Second Priority Senior Notes

EVANSVILLE, Ind. — September 16, 2015 — Berry Plastics Group, Inc. (“Berry Plastics”) (NYSE: BERY) announced today that its indirect, wholly-owned subsidiary (the “Issuer”) plans to issue $400 million of second priority senior secured notes due 2022 (the “Notes”).

The proceeds from the offering are intended to be used to fund a portion of the cash consideration due in respect of the acquisition (the “Acquisition”) of all of the equity of AVINTIV, Inc., a Delaware corporation (“Avintiv”), to repay certain existing indebtedness of Avintiv and its subsidiaries, to pay related fees and expenses and, to the extent not used for such purposes, for general corporate purposes. Unless the Acquisition is consummated concurrently with the close of the offering, all proceeds of the offering will be deposited, together with any additional amounts necessary to redeem the Notes, into a segregated collateral account until the obligations of the Issuer under the Notes are assumed by Berry Plastics Corporation (“Berry”), a direct and wholly-owned subsidiary of Berry Plastics, and certain other conditions are satisfied, including the closing of the Acquisition. Amounts held in the collateral account will be pledged for the benefit of the holders of the Notes, pending the release of such funds in connection with the consummation of the Acquisition.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

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About Berry Plastics

Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $5.0 billion in fiscal 2014. With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY.

Media Contact:	Investor Contact:
Eva Schmitz	Dustin Stilwell
812.306.2424	812.306.2964
evaschmitz@berryplastics.com	dustinstilwell@berryplastics.com

Forward-looking statements

Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “anticipates” “outlook,” or “looking forward,” or similar expressions that relate to our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to our expectations regarding future industry trends are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ filings with the U.S. Securities and Exchange Commission (the “SEC”). The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected.

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